UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report
February 9, 2023

ESPEY MFG & ELECTRONICS CORP.

(Exact name of registrant as specified in its charter)

New York (State or Other Jurisdiction of Incorporation)	001-04383 (Commission File Number)	14-1387171 (IRS Employer Identification No.)

233 Ballston Avenue, Saratoga Springs, New York 12866

(Address of principal executive offices)

(518) 584-4100

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $.33-1/3 par value	ESP	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 Other Events

On February 9, 2023, Espey Mfg. & Electronics Corp. issued a press release announcing that the Company has been awarded $7.4 million in funding in support of facility and capital equipment upgrades for testing and qualification for the United States Navy.  The funding is part of the Navy’s investment to improve and sustain the Surface Combatant Industrial Base.  The work will be conducted on Espey’s property in Saratoga Springs, NY, with completion slated for 2024.  The Company expects to be paid within 30 days after the submission of invoices, but will not be paid for expenses incurred in excess of the specified milestone payment limits.  The Company expects to have a cash outlay to satisfy income tax obligations arising from the value of the award.

ITEM 9.01 Financial Statements, Pro Forma Financial Information and Exhibits

(c)  Exhibits

Exhibit No.	Document
99.1	Press Release dated February 9, 2023

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 9, 2023		ESPEY MFG. & ELECTRONICS CORP.
	By:	/s/ Katrina Sparano
Katrina Sparano Principal Financial Officer

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